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                                                                   EXHIBIT 99.27

May 31, 2001
Syndicated Facility

Canadian Imperial Bank of Commerce, as Administrative Agent
Media & Telecommunications Group
BCE Place, 8th Floor
161 Bay Street
Toronto, Ontario
M5J 2S8



                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is made as of May 31, 2001 in connection with the Amended and Restated Credit Agreement made as of June 7, 1999 among Hollinger Inc., 504468 N.B. Inc. and Sugra Limited, as Borrowers, each financial institution which is from time to time a signatory thereto, as Lenders, Canadian Imperial Bank of Commerce, as Lead Arranger and Administrative Agent for the Lenders, The Bank of Nova Scotia, as Syndication Agent, and The Toronto-Dominion Bank, as Documentation Agent, as amended by a First Amending Agreement made as of October 29, 1999, a Second Amending Agreement made as of March 30, 2000, a Third Amending Agreement made as of June 30, 2000, a Fourth Amending Agreement made as of December 28, 2000, a Fifth Amending Agreement made as of January 30, 2001, a Sixth Amending Agreement made as of February 14, 2001, and a Seventh Amending Agreement made as of May 31, 2001 (as so amended, the "Credit Agreement").

Pursuant to the Amended and Restated Master Securities Pledge Agreement made as of June 7, 1999 (as supplemented by a Supplement made as of May 31, 2001 by 3055851 Nova Scotia Company and 3055852 Nova Scotia Company), Hollinger Inc., 504468 N.B. Inc., 3055851 Nova Scotia Company and 3055852 Nova Scotia Company have pledged certain shares of Class A Common Stock, Class B Common Stock, Series C Preferred Stock and Series E Preferred Stock of Hollinger International Inc. ("HII") to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, as a continuing security for the present and future obligations of the Borrowers to the Administrative Agent and the Lenders under the Credit Documents (as defined in the Credit Agreement).

QUALIFIED STOCK - CLASS A AND CLASS B

A registration statement, including a prospectus, on Form S-3 (No. 333-04697) was filed with the United States Securities and Exchange Commission on May 29, 1996 pursuant to the Securities Act of 1933, as amended (the "1996 Registration Statement"). The 1996 Registration Statement was amended by Amendment No. 1 filed on November 29, 1996. The 1996 Registration Statement was declared effective by the United States Securities and Exchange Commission on December 9, 1996.

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The 1996 Registration Statement relates to an aggregate of 48,600,754 issued and outstanding shares of Class A Common Stock of HII and the 14,990,000 shares of Class A Common Stock of HII into which the issued and outstanding shares of Class B Common Stock of HII may be converted in certain circumstances (collectively, the "Qualified Class A Shares").

We agree that if (i) an Event of Default under the Credit Agreement has occurred, and (ii) the Administrative Agent has or intends to exercise its rights under the Credit Documents, then upon written request from the Administrative Agent, the undersigned shall expeditiously (subject to compliance by the Administrative Agent with the information requirements noted below) take all further steps necessary, including filing the necessary amendments or supplements to the 1996 Registration Statement, and the prospectus included therein, to permit the transfer to any person of any or all of the Qualified Class A Shares pledged under the Credit Documents. HII may require the Administrative Agent to furnish HII with such information regarding each Lender and the distribution of the Qualified Class A Shares as HII may from time to time reasonably request in writing.

We advise you that no offers or sales of the Qualified Class A Shares may be made by the Administrative Agent pursuant to the 1996 Registration Statement, and the prospectus included therein, unless appropriate post-effective amendments or supplements are made (i) to reflect facts or events arising after the effective date of the 1996 Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the 1996 Registration Statement, and (ii) to include any material information with respect to the plan of distribution not previously disclosed in the 1996 Registration Statement or any material change to such information in the 1996 Registration Statement.

UNQUALIFIED STOCK - SERIES C

We advise you that, as of the date hereof, no registration statement has been filed with the United States Securities and Exchange Commission to permit the transfer of any of the shares of Class A Common Stock of HII to be issued upon redemption on May 31, 2001 of the pledged shares of Series C Preferred Stock of HII (the "Series C Conversion Shares").

Forthwith upon receipt of a written request from the Administrative Agent, we agree to file a registration statement, including a prospectus, or an amendment to the 1996 Registration Statement (in either case, the "Series C Registration Statement"), in order to permit the transfer to any person of the Series C Conversion Shares pledged under the Credit Documents.

We further agree that if (i) an Event of Default under the Credit Agreement has occurred, and (ii) the Administrative Agent has or intends to exercise its rights under the Credit Documents, then upon written request from the Administrative Agent, the undersigned shall expeditiously (subject to compliance by the Administrative Agent with the information requirement noted below) take all further steps necessary, including filing the necessary amendments or supplements to the Series C Registration Statement and the prospectus included therein, to permit the transfer to any person of any or all of the Series C Conversion Shares pledged under the Credit Documents. HII may require the Administrative Agent to furnish HII with such information regarding each

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Lender and the distribution of the shares of Series C Preferred Stock and the
Series C Conversion Shares as HII may from time to time reasonably request in writing.

We advise you that no offers or sales of the Series C Conversion Shares may be made by the Administrative Agent pursuant to the Series C Registration Statement, and the prospectus included therein, unless appropriate post-effective amendments or supplements are made (i) to reflect facts or events arising after the effective date of the Series C Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Series C Registration Statement, and (ii) to include any material information with respect to the plan of distribution not previously disclosed in the Series C Registration Statement or any material change to such information in the Series C Registration Statement.

UNQUALIFIED STOCK - SERIES E

We advise you that, as of the date hereof, no registration statement has been filed with the United States Securities and Exchange Commission to permit the transfer of any of the shares of Class A Common Stock of HII into which the pledged shares of Series E Preferred Stock of HII may be converted in certain circumstances (the "Series E Conversion Shares").

Forthwith upon receipt of a written request from the Administrative Agent, we agree to file a registration statement, including a prospectus, or an amendment to the 1996 Registration Statement (in either case, the "Series E Registration Statement"), in order to permit the transfer to any person of the Series E Conversion Shares pledged under the Credit Documents.

We further agree that if (i) an Event of Default under the Credit Agreement has occurred, and (ii) the Administrative Agent has or intends to exercise its rights under the Credit Documents, then upon written request from the Administrative Agent, the undersigned shall expeditiously (subject to compliance by the Administrative Agent with the information requirement noted below) take all further steps necessary, including filing the necessary amendments or supplements to the Series E Registration Statement and the prospectus included therein, to permit the transfer to any person of any or all of the Series E Conversion Shares pledged under the Credit Documents. HII may require the Administrative Agent to furnish HII with such information regarding each Lender and the distribution of the shares of Series E Preferred Stock and the Series E Conversion Shares as HII may from time to time reasonably request in writing.

We advise you that no offers or sales of the Series E Conversion Shares may be made by the Administrative Agent pursuant to the Series E Registration Statement, and the prospectus included therein, unless appropriate post-effective amendments or supplements are made (i) to reflect facts or events arising after the effective date of the Series E Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Series E Registration Statement, and (ii) to include any material information with respect to the plan of distribution not previously disclosed in the Series E Registration Statement or any material change to such information in the Series E Registration Statement.

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GENERAL

Upon receipt of notice from HII of the occurrence of any event which has or would cause the prospectus included in the 1996 Registration Statement, the Series C Registration Statement and/or the Series E Registration Statement, as the case may be, to contain an untrue statement of material fact, or to omit to state a material fact required to be stated therein, or necessary to make any statement therein not misleading in the light of the circumstances under which it was made, the Administrative Agent shall forthwith discontinue any transfer(s) of any Qualified Class A Shares, the Series C Conversion Shares and/or the Series E Conversion Shares, as the case may be, until such time as the Administrative Agent is notified of the filing of an amended or supplemented 1996 Registration Statement, Series C Registration Statement or Series E Registration Statement, as the case may be. We shall make such corrective filing forthwith after any such requirement is identified.

Hollinger Inc. and HII shall pay all reasonable expenses incurred by the Administrative Agent in connection with the transfer of any or all Qualified Class A Shares, Series C Conversion Shares and Series E Conversion Shares, including underwriting discounts or commission and reasonable fees and disbursements of counsel to the Administrative Agent.

This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall become effective on the date when each of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent.

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.


                                      Yours very truly,

                                      HOLLINGER INTERNATIONAL INC.


                                      By:  ______________________________
                                      Name:
                                      Title:


                                      HOLLINGER INC.


                                      By:  ______________________________
                                      Name:
                                      Title:

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                                      504468 N.B. INC.


                                      By:  ______________________________
                                      Name:
                                      Title:


                                      3055851 NOVA SCOTIA COMPANY


                                      By:  ______________________________
                                      Name:
                                      Title:


                                      3055852 NOVA SCOTIA COMPANY


                                      By:  ______________________________
                                      Name:
                                      Title:





Acknowledged and agreed to as of May 31, 2001

CANADIAN IMPERIAL BANK OF COMMERCE,
As Administrative Agent


By:  ______________________________
Name:
Title: